EXHIBIT 23(b)

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Texaco Inc. of our report dated February 20, 1997 relating to the financial statements of Monterey Resources, Inc., which appears in such Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


                                                /s/ PRICE WATERHOUSE LLP
                                                ------------------------
                                                PRICE WATERHOUSE LLP


Houston, Texas
September 29, 1997